UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 10, 2005

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1339 Moffett Park Drive, Sunnyvale, California 94089

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 752-0723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 10, 2005, RAE Systems Inc. (the “Company”) issued a press release disclosing that it will not be able to file its Form 10-Q for the quarter ending March 31, 2005 within the time period prescribed for such report. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The Company reported in its Form 10-K/A for the fiscal year ended December 31, 2004 a material weakness related to inadequate codification of the Company’s revenue recognition policies and review procedures to ensure that revenues are recorded in the proper period. The material weakness identified with respect to the Company’s revenue recognition practices relates to the following specific circumstances: The Company identified a single distributor in Canada, accounting for less than 1% of our annual revenues, who (a) had not signed the Company’s standard distributor agreement sent to the distributor over the last three years and (b) from time to time, placed purchase orders with a “right of return” clause. The Company’s internal control processes originally failed to identify and consider the accounting impact of this right of return clause. In addition, the Company identified several U.S. local, state and federal agency purchase orders with freight delivery terms of “FOB destination” rather than “FOB factory,” the Company’s standard terms. Typically, it takes from two to five days for deliveries to reach the Company’s U.S. customers. The Company’s internal control processes originally failed to identify and consider the accounting impact of these non-standard shipping terms. In both cases, revenues were incorrectly recognized in the periods in which shipment took place, when current revenue recognition rules required that the revenues be deferred until certain conditions were met. Under current revenue recognition rules, the revenues from the distribution customer should not have been recognized until the right of return had expired or the customer specifically disclaimed the right of return. In the case of the goods shipped “FOB destination,” the revenues should not have been recognized until proof of delivery was established. After conferring with the Audit Committee of the Company and its independent registered public accounting firm on these matters, another independent certified public accounting firm was engaged to conduct an independent study (agreed-upon procedures report) of the impact of the Company’s revenue recognition practices. The Company expects to receive a completed agreed-upon procedures report in due course, which will enable the Company to finalize its determination of the impact of these matters, if any, on its first quarter results. To ensure accuracy, the Company has delayed the filing of its Form 10-Q for the period ended March 31, 2005 until such time as it can receive and evaluate the independent procedures report. The Company will file its Form 10-Q for the first quarter ended March 31, 2005 as soon as practicable thereafter.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release of RAE Systems Inc. dated May 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2005

RAE SYSTEMS INC.

By:	/s/ Donald W. Morgan
Name:	Donald W. Morgan
Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of RAE Systems Inc. dated May 10, 2005.